Exhibit 99.1
{Charles & Colvard Logo}
NEWS RELEASE
300 Perimeter Park Drive, Suite A Morrisville, North Carolina 27560 919.468.0399	Company Contact: Timothy Krist Chief Financial Officer 919.468.0399, ext. 295 tkrist@charlesandcolvard.com	Investor Relations: Fran Barsky 919.244.7357 fbarsky@charlesandcolvard.com
FOR IMMEDIATE RELEASE

CHARLES & COLVARD SIGNS NEW AND EXPANDED DISTRIBUTION AGREEMENT WITH STULLER, INC.

North America’s Largest Supplier of Gemstones and Jewelry-Related Products

MORRISVILLE, N.C., November 6, 2009 - Charles & Colvard, Ltd. (NASDAQ: CTHR), the sole manufacturer of moissanite jewels, The Most Brilliant Jewel in the World™, announced today that it has signed a new and expanded distribution agreement with Stuller, Inc. (Stuller), North America’s largest manufacturer and supplier of gemstones, finished jewelry and jewelry-related products to independent retail jewelers.

Under the terms of the agreement, Stuller has the right to sell Charles & Colvard Created Moissanite as either a loose jewel or in manufactured jewelry in North America through December 31, 2010. Together, Stuller and Charles & Colvard will collaborate to increase moissanite sales in the near-term as well as build a foundation for a sustainable long-term partnership.

George R. Cattermole, Interim Chief Executive Officer and Chairman of the Board of Charles & Colvard stated, “Stuller is a premier organization with an excellent reputation among its customer base and within the jewelry industry. We are very proud to be part of the Stuller distribution network. We look forward to working closely with the Stuller team to grow the Charles & Colvard brand, and we believe the provisions of our new agreement will help us both to fulfill this objective.”

“We are extremely pleased to renew our agreement with Charles & Colvard,” said Kerry Hand, Stuller’s Executive Director of Marketing and Public Relations. “We believe many retail jewelers have come to truly appreciate the business opportunity created by Charles & Colvard Created Moissanite. For this reason, we look forward to re-establishing a strong brand among fashion-minded consumers in the North American jewelry market.”

About Charles & Colvard, Ltd.

Charles & Colvard, Ltd. (NASDAQ: CTHR), based in the Research Triangle Park area of North Carolina, is the global sole source of lab-created moissanite, a unique, near-colorless jewel that is distinct from other gemstones and jewels based on its exceptional fire, brilliance, luster, durability and rarity. Charles & Colvard Created Moissanite is currently used in fine jewelry sold primarily through domestic and international retailers. For more information, please access www.moissanite.com or www.charlesandcolvard.com.

Charles & Colvard and Charles & Colvard Created Moissanite are registered trademarks of Charles & Colvard, Ltd.

About Stuller, Inc.

Stuller, Inc. is headquartered in Lafayette, Louisiana and was founded by Matthew Stuller in 1970. The prime jewelry manufacturer has nine operations located on three continents around the world and provides a wide range of goods and services for its customer base of more than 40,000 jewelry professionals. Stuller’s core product categories include diamonds, gemstones, finished jewelry, mountings, findings, bridal jewelry, tools and supplies.

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. Statements expressing expectations regarding our future and projections relating to products, sales, revenues, and earnings are typical of such statements and are made under the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about our plans, objectives, representations, and contentions and are not historical facts and typically are identified by use of terms such as “may,” “will,” “should,” “could,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “continue,” and similar words, although some forward-looking statements are expressed differently.

All forward-looking statements are subject to the risks and uncertainties inherent in predicting the future. You should be aware that although the forward-looking statements included herein represent management’s current judgment and expectations, our actual results may differ materially from those projected, stated, or implied in these forward-looking statements as a result of many factors including, but not limited to, the recent downturn in the worldwide economy and its ongoing impact on our business and the business of our customers and suppliers, any continued trends in the general economy that would adversely affect consumer spending, a further decline in our sales, dependence on consumer acceptance of our products, dependence on Cree, Inc. as the current supplier of most of the raw material, ability to develop a material second source of supply, dependence on a limited number of customers, risks of conducting operations in foreign countries, dependence on third parties for the sales and marketing of our products to end consumers, continued listing of our common stock on the NASDAQ Global Select Market, and the impact of significant changes in our management on our ability to execute our business strategy in the near-term, in addition to the other risks and uncertainties described in more detail in our filings with the Securities and Exchange Commission, or the SEC, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2008 and subsequent reports filed with the SEC. Forward-looking statements speak only as of the date they are made. We undertake no obligation to update or revise such statements to reflect new circumstances or unanticipated events as they occur except as required by the federal securities laws, and you are urged to review and consider disclosures that we make in the reports that we file with the SEC, that discuss other factors relevant to our business.

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